     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2001
                                                           REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                            CENTURY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                                   52-1489098
  (State or other jurisdiction of                                     (I.R.S. Employer
   incorporation or organization)                                    Identification No.)

   1275 PENNSYLVANIA AVENUE, N.W.
          WASHINGTON, D.C.                                                  20004
(Address of Principal Executive Offices)                                 (Zip Code)



                            CENTURY BANCSHARES, INC.
                        1994 INCENTIVE STOCK OPTION PLAN
                             2000 STOCK AWARDS PLAN
                       2001 NONQUALIFIED STOCK OPTION PLAN
                              (Full title of plan)

                               JOSEPH S. BRACEWELL
                         1275 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004
                     (Name and address of agent for service)

                                 (202) 496-4100
          (Telephone number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

              Title Of                                 Proposed             Proposed
             Securities              Amount             Maximum             Maximum           Amount Of
                To Be                 To Be            Offering            Aggregate         Registration
             Registered          Registered (1)     Price Per Share    Offering Price (2)        Fee
----------------------------------------------------------------------------------------------------------
      Class A Common Stock,
       $1.00 par value.......    666,360 shares            (2)             $4,184,870          $1,046.22
==========================================================================================================

(1) Pursuant to Rule 457(h)(1) this registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Century Bancshares, Inc. 1994 Incentive Stock Option Plan (the "1994 Plan"), the 2000 Stock Awards Plan (the "2000 Plan") and the 2001 Nonqualified Stock Option Plan (the "2001 Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1994 Plan, 2000 Plan or the 2001 Plan.

(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, as follows: (a) the registration fee for the 97,408 shares not presently subject to awards under the Plans was calculated by reference to the average of the high and low sale prices of the common stock on the Nasdaq Stock Market, Inc., on March 28, 2001, which was $6.5625, for a total maximum offering price of $639,240; (b) the registration fee for the 474,631 shares presently subject to awards under the 2000 Plan was calculated by reference to the average price per share at which each award is exercisable, which is $6.66 for a total maximum offering price of $3,161,042; and (c) the registration fee for the 94,321 shares presently subject to awards under the 2001 Plan was calculated by reference to the average price per share at which each award is exercisable, which is $6.94 for a total maximum offering price of $654,588.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.       PLAN INFORMATION.*

ITEM 2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Century Bancshares, Inc., a Delaware corporation (the "Company"), hereby incorporates by reference into this registration statement (the "Registration Statement"):

     o   Our Annual Report on Form 10-K for the year ended December 31, 1999;

     o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2000;

     o Our Current Reports on Form 8-K filed on May 31, September 8, October 12, 2000, January 19, 2001 and March 16, 2001; and

     o The description of our Class A Common Stock contained in our Form 8-A dated September 18, 1997.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock offered pursuant to this Registration Statement will be passed upon for the Company by Bracewell & Patterson, L. L. P., Houston, Texas. Mr. John R. Cope, a director and officer of the Company, is a partner in such firm. Mr. Cope and other partners of such firm own in the aggregate approximately four percent of the Registrant's shares of Common Stock outstanding.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

         Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

         The Certificate of Incorporation, as amended, provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except in the instance of (i) the breach of the duty of loyalty, (ii) intentional acts or knowing misconduct, (iii) violations of
Section 174 of the DGCL or (iv) for receiving an improper benefit.

By-laws

         Article VII of the By-laws authorizes the Company to indemnify any director, officer or employee entitled to indemnity under law, to the fullest extent permitted by law.

Indemnity Agreements

         The Company has entered into Indemnity Agreements with its directors and officers pursuant to which the Company generally is obligated to indemnify its directors and officers to the full extent permitted by Delaware law and has also entered into certain other agreements that provide indemnification to its officers and directors. In no event shall indemnification be made if the officer or director is adjudged liable to the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION

         Not Applicable

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement.


         EXHIBIT
         NUMBER      DESCRIPTION OF EXHIBIT
         -------     ----------------------

          4.1* Certificate of Incorporation, as amended of Century Bancshares, Inc.

          4.2 Bylaws of the Company (incorporated herein by reference to Exhibit No. 3.2 filed as part of the Company's Registration Statement on Form S-1 (Registration No. 333-14417).

          4.3*       Century Bancshares, Inc. 1994 Incentive Stock Option Plan.

          4.4* Form of Nonqualified Stock Option Agreement for use with employees and officers under the Century Bancshares, Inc. 1994 Incentive Stock Option Plan.

          4.5* Form of Incentive Stock Option Agreement for use with employees and officers under the Century Bancshares, Inc. 1994 Incentive Stock Option Plan.

          4.6*       Century Bancshares, Inc. 2000 Stock Awards Plan.

          4.7* Form of Incentive Stock Option Agreement (Employee) under the 2000 Stock Awards Plan.

          4.8* Form of Nonqualified Stock Option Agreement (Director) under the 2000 Stock Awards Plan.

          4.9*       Century Bancshares, Inc. 2001 Nonqualified Stock Option
                     Plan.

          4.10* Form of Nonqualified Stock Option Agreement (Employee) under the Century Bancshares, Inc. 2001 Nonqualified Stock Option Plan.

          4.11*      Form of Nonqualified Stock Option Agreement
                     (Employee--special) under the Century Bancshares, Inc. 2001 Nonqualified Stock Option Plan.

          4.12* Form of Nonqualified Stock Option Agreement (Director) under the Century Bancshares, Inc. 2001 Nonqualified Stock Option Plan.

          5*         Opinion of Bracewell & Patterson, L. L. P.

         EXHIBIT
         NUMBER      DESCRIPTION OF EXHIBIT
         -------     ----------------------


         23.1*       Consent of Bracewell & Patterson, L.L.P. (contained in
                     Exhibit 5)

         23.2*       Consent of KPMG LLP

-----------------
         *Filed herewith

ITEM 9.  UNDERTAKINGS

     (A) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on March 30, 2001.

                                       CENTURY BANCSHARES, INC.


                                       By: /s/ JOSEPH S. BRACEWELL
                                         ----------------------------------
                                           Joseph S. Bracewell
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                       By: /s/ DALE G. PHELPS
                                         ----------------------------------
                                           Dale G. Phelps
                                           Senior Vice President and
                                           Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints each of Joseph S. Bracewell and Bernard J. Cravath, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on March 30, 2001.


/s/ JOSEPH S. BRACEWELL              Chairman of the Board, President and Chief
----------------------------------   Executive Officer
     Joseph S. Bracewell

/s/ ABBEY J. BUTLER                  Director
----------------------------------
     Abbey  J. Butler

/s/ GEORGE CONTIS
----------------------------------   Director
     George Contis

/s/ BERNARD J. CRAVATH               Director
----------------------------------
     Bernard J. Cravath

/s/ MELVYN J. ESTRIN
----------------------------------   Director
     Melvyn J. Estrin

/s/ MARVIN FABRIKANT                 Director
----------------------------------
     Marvin Fabrikant

/s/ NEAL R. GROSS                    Director
----------------------------------
    Neal R. Gross


/s/ WILLIAM MCKEE
----------------------------------   Director
     William McKee


/s/ WILLIAM C. OLDAKER               Director
----------------------------------
    William C. Oldaker


/s/ JOHN R. COPE                     Director
----------------------------------
     John R. Cope

                                 EXHIBIT INDEX

         EXHIBIT
         NUMBER      DESCRIPTION OF EXHIBIT
         -------     ----------------------

          4.1* Certificate of Incorporation, as amended of Century Bancshares, Inc.

          4.2 Bylaws of the Company (incorporated herein by reference to Exhibit No. 3.2 filed as part of the Company's Registration Statement on Form S-1 (Registration No. 333-14417).

          4.3*       Century Bancshares, Inc. 1994 Incentive Stock Option Plan.

          4.4* Form of Nonqualified Stock Option Agreement for use with employees and officers under the Century Bancshares, Inc. 1994 Incentive Stock Option Plan.

          4.5* Form of Incentive Stock Option Agreement for use with employees and officers under the Century Bancshares, Inc. 1994 Incentive Stock Option Plan.

          4.6*       Century Bancshares, Inc. 2000 Stock Awards Plan.

          4.7* Form of Incentive Stock Option Agreement (Employee) under the 2000 Stock Awards Plan.

          4.8* Form of Nonqualified Stock Option Agreement (Director) under the 2000 Stock Awards Plan.

          4.9*       Century Bancshares, Inc. 2001 Nonqualified Stock Option
                     Plan.

          4.10* Form of Nonqualified Stock Option Agreement (Employee) under the Century Bancshares, Inc. 2001 Nonqualified Stock Option Plan.

          4.11*      Form of Nonqualified Stock Option Agreement
                     (Employee--special) under the Century Bancshares, Inc. 2001 Nonqualified Stock Option Plan.

          4.12* Form of Nonqualified Stock Option Agreement (Director) under the Century Bancshares, Inc. 2001 Nonqualified Stock Option Plan.

         EXHIBIT
         NUMBER      DESCRIPTION OF EXHIBIT
         -------     ----------------------

          5*         Opinion of Bracewell & Patterson, L. L. P.

         23.1*       Consent of Bracewell & Patterson, L.L.P. (contained in
                     Exhibit 5)

         23.2*       Consent of KPMG LLP

-----------------
        *Filed herewith